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EDITED TRANSCRIPT

GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

EVENT DATE/TIME: NOVEMBER 11, 2013 / 10:00PM GMT

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

CORPORATE PARTICIPANTS

Tricia Ross Financial Profiles, Inc. - IR

Michael Moe GSV Capital Corp. - CEO, Chief Investment Officer

Steve Bard GSV Capital Corp. - CFO

Dave Crowder GSV Capital Corp. - EVP

Mark Flynn GSV Capital Corp. - Director

CONFERENCE CALL PARTICIPANTS

Jeff Houston Barrington Research - Analyst

Edward Woo Ascendiant Capital - Analyst

Jon Hickman Ladenburg Thalmann - Analyst

Mark Tannen Beacon Investment Solutions - Analyst

John Silverman Financial West Group - Analyst

John Conway Conway Asset Management - Analyst

Raymond Patel - Private Investor

Joseph Garner Emerald Advisers - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Thank you for standing by. Welcome to GSV Capital's Third Quarter 2013 Earnings Conference Call. During today's presentation, all participants will be in a listen-only mode. Following the presentation, the conference will be open for questions.

(Operator Instructions)

This conference is being recorded today, Monday, November 11, 2013. At this time, I would now like to turn the conference over to Tricia Ross of Financial Profiles. Please go ahead, ma'am.

Tricia Ross - Financial Profiles, Inc. - IR

Thank you for joining us on today's call. I'm joined today by Michael Moe, GSV's founder and CEO and Steve Bard, the Company's Chief Financial Officer. Please note that a slide presentation that corresponds to today's prepared remarks by management will be available on the company's website at www.gsvcap.com under Investors, Events & Presentations.

Today's call is being recorded and webcast on www.gsvcap.com. Replay information is included in our press release that was issued this afternoon. This call is the property of GSV Capital Corp. and the unauthorized rebroadcast of this call in any form is strictly prohibited.

I'd also like to call your attention to customary disclosure in our press release today regarding forward-looking information. Statements made in today's conference call and webcast may constitute forward-looking statements which relate to future events or future performance or financial condition. These statements are not guarantees of our future performance, condition or results and involve a number of risks and uncertainties.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

Actual results may differ materially from those in the forward-looking statement as a result of a number of factors including those described from time to time in the company's filings with the SEC. Management does not undertake to update such forward-looking statements unless required to do so by law. To obtain copies of GSV Capital's latest SEC filings, please visit the website at www.gsvcap.com.

Now I would like to turn the call over to Michael Moe. Michael?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Thanks, Tricia and good afternoon. I want to begin today with the review of our portfolio as of September 30, 2013 and recent key developments. Then Steve Bard will provide a brief financial overview and we'll take your questions.

As Tricia mentioned, our remarks follow the slide presentation available on the Investors section of our website at www.gsvcap.com and for the first time, apropos with Twitter's IPO last week, we are live with segments of the call via our Twitter handle @gsvcap. So you should have followed up there at all of our handles @GSVCloud, @GSVInternet, @GSVGreen and @GSVEDU.

So let's start on Slide 3. Net assets totaled $254.3 million or $13.16 per share at September 30. This is up $0.29 per share from NAV of $12.87 per share at the end of the prior quarter. Our top 10 investments represented 64.4% of net asset value, up from 62.8% at June 30 and the top three investments represented 33.8% of net asset value, up from 30.5% in June.

Twitter as of September 30 is now 17.6% of the portfolio and our next largest holding, Palantir, represents 10.3%. Out of our top 10 investments, Control4 completed IPO and (inaudible) in August 2 and our fourth largest position Chegg will be pricing this IPO later this week.

My focus today is going to be on our investment in Twitter since it's our large investment by a significant margin and we believe it's what you are most interested in hearing about since its IPO last week. We will also take questions on other aspects of our quarterly results and the portfolio holdings following our prepared remarks.

Please turn to the Slide 4 now. So as we look at under the backdrop of our opportunity, it's really with the fundamental fact that IPOs have changed dramatically since the 1990s, resulting in far fewer IPOs. The companies going public have been incubating much longer and therefore accruing more value for private investors than public. These private investors are capturing most or more of this initial growth.

A little history on our Twitter position. So the $44.8 million that we owned as of September 30, which we valued at the end of the September at $23.56 per share and it times up with the 1.9 million shares that should get to the $44.8 million position. That was comprised of 17 distinct transactions that we completed since our first investment in Twitter of August 2011.

Our cost basis — overall those 17 positions averaged out to be $17.21 per share, or approximately 33.7 million, again they are same at 1.9 million times $17.21 per share.

I'll also make the important point that at today's closing price of $43, our position would be worth approximately $81.7 million or $37 million more than the $44.7 million that's reflected as of September 30. So just to do some quick math on that, that's nearly $2 per share of NAV of that spread between September 30 and where the stock is trading today. For those who have been at March Twitter priced $26 last week opened on Thursday at $45.10 and closed today at $43.

If we could turn to page — Slide 5 please. So as we look at the Twitter opportunity and why it was the most significant investment that we have made and why we are so bullish on the company. Since Jack Dorsey wrote the world's first tweet on March 21, 2006, Twitter has literally transformed media and how we learn about major events such as the killing of Osama Bin laden, the Miracle on the Hudson.

Some fast facts on the Twitter usage. The number of monthly active users of 232 million — this is versus 175 million of registered users when we invested, and that's a little bit upwards notches with the monthly active users being a conservative number. Over 500 million tweets per day, you've got 100 million daily active users.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

If you go to Slide 6 for some more facts. And on a trailing basis $535 million of revenue — a quick reference point vis-á-vis two other leading social media businesses, Facebook and LinkedIn, Twitter's revenue growth of 105% last quarter is compared to Facebook's of 53% and LinkedIn at 59%. 91% of revenue comes from ads. Ad revenue growth is a 124% year over year. Mobile usage is 77% of overall usage. Mobile ads represent 70% of revenue.

CPM as of March 2012 was $1.70, as of September '13, $2.58 — that we believe that Twitter is at the epicenter of the interest grab, we think the CPM opportunity to continue to grow at impressive rates. Go to Slide 7. The growth of monthly active users continues to march on at a healthy cliff. Going to Slide 8, we can see that Twitter is trending towards 1 trillion views by 2014, which is a staggering number.

If you look at some of the trends that Twitter benefits from, if you go to Slide 9, clearly the social media tailwind is something that is significant and is making itself very clear in terms of how people are spending their time with their media and their interest, with Facebook and LinkedIn and Twitter and Pinterest basically overwhelming the old medias properties of the New York Times and CNN and AOLs of the world.

If you go to Page — Slide 10, another tailwind that we think is very significant for the growth prospects for Twitter is the mobile tailwind. It continues to shift to mobile usage, Twitter usage is already 77% mobile, it's a natively mobile business.

You've got 6.5 million total phones — billion phones out there, 1.5 billion of them are smartphones that will continue to grow and now for the first time ever mobile computing surpasses computing on the desktop, again with tremendous opportunity as that shift continues to be where people spend their time where they are interesting in seeing significant shift of advertising spend to the mobile advertising medium which Twitter is on the forefront.

If you go to Slide 11, another huge tailwind here is the video tailwind. Vine, which is an acquisition that Twitter made earlier this year, was the number one app on the iOS app store, ahead of YouTube, ahead of Snapchat, again providing a significant growth — additional growth rate.

And as we go to Slide 12, the second screen tailwind which effectively Twitter has accelerated in a major way. If you look at the demographics, 77% of all people use an electronic device while watching TV. 67% of all people 18 to 34 years old are using Twitter, specifically Twitter while watching TV.

So if you look at the Slide 13 and you look at these next generation devices where Twitter is an embedded feature and much of these next generation technology of these next generation devices, you look at the smartwatch, which Sony has recently introduced, we think there is a particularly instructive because what we see people using Twitter much like where people used to use their watches. In other words, you are looking at their Twitter account on their wristwatch as frequently as they used to watch at their old watch.

If you go to Slide 14, from an economic standpoint, what's very exciting here is the numerous ways that we see leveraged on this growing passionate community.

So we see the obvious ways that Twitter has created revenues to date, promoted trends, promoted accounts, promoted tweets, they continue to grow at robust levels but other opportunities, including the app ecosystem, data distribution, we mentioned I think in previous calls, our investment in a company called Dataminer which taps into the Twitter Firehose, I mean the power of the information that Twitter is able to generate with its real-time search information and ads is enormous.

And Twitter's recent acquisition of MoPub Ad Networks we think is very strategic and very exciting. We think it's analogous to what Google did when they purchased DoubleClick in traditional storage in terms of what MoPub Ad Networks can do for Twitter.

To sum up — and then the Slide 15, this is a comparative reference point, looking at Facebook, LinkedIn, Twitter today, clearly Facebook is the giant with nearly 1.2 billion monthly actively users compared to LinkedIn at 259 million monthly active users and Twitter at 232 million.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

But when you look at the growth rate, in fact, the Twitter is growing nearly double the rate and the market cap per user is still at a discount to LinkedIn and Facebook. We think there is just a tremendous amount of leverage to this model and tremendous amount of growth as we look ahead.

So these are some of our thesis on Twitter. Twitter is the unrivaled leader in real time search communication and advertising. If data to mobile has about one-fifth of the monthly active users of Facebook, you have lots of room to grow into and multiple ways through this model to drive revenue growth over a relatively fixed cost as the traditional media business with that operating leveraging.

Given the trends and leverage to the model, we see Twitter growing at a high rate for the foreseeable future and believe that its stock will respond in kind. So with that I will turn it to Steve Bard for the financial review. Steve?

Steve Bard - GSV Capital Corp. - CFO

Thank you, Michael. Now I'd like to direct everybody's attention to the next slide. As Michael indicated, net assets as of September 30 were $254.3 million which included $28.5 million of cash, up from $4.6 million at the end of June.

In September, we closed on a private placement of a five year 5.25% convertible senior note due in 2018, a total of $69 million on the aggregate, including $9 million for the full exercise of the over-allotment option was raised. Prior to the offering, we had no debt, so we now have at just about 20% of our cap structure, we've also been able to diversify our cap structure with more institutions.

At a 5.25% interest rate, the terms were favorable and we now have more dry powder to take advantage of compelling investment opportunities. Net assets of $254.3 million on September 30 translate to a net asset value per share of $13.16. That represents an increase of $5.7 million or $0.29 per share over the quarter ended June 30.

Now let's look at the attribution of the increase in NAV during the quarter. First, total operating expenses or net investment loss was $3 million or $0.16 per share. As a reminder, this figure includes management fees, costs incurred under the administration agreement, director fees, legal fees, audit fees, insurance and investor relations expenses, and now it also includes costs associated with our convertible note.

Second, net realized losses of $163,000 for the third quarter were essentially flat and equate to about $0.01 per share. And finally, the third component of net asset value is the net change in unrealized depreciation which increased by $8.9 million or $0.46 per share this quarter. The largest contributors to that increase in unrealized depreciation were of course, Twitter as well as Control4, Facebook and Palantir.

In conclusion, when combining these three factors, operating expenses, realized losses and unrealized depreciation, GSVC's increase in net asset value per share was $0.29 for the third quarter, taking NAV to $13.16 per share for the quarter ended September 30.

Thank you for your attention and with that, I will turn the call over to the operator to start the Q&A session. Operator?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Our first question is from the line of Jeff Houston with Barrington Research.

Jeff Houston - Barrington Research - Analyst

Thank you for taking my questions. I have a few of them to start out with. I'd begin with the Chegg pending IPO later this week, how many shares will you have of that, is there shares split involved or is it the straight amount of shares that you have on your stimulus income?

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

And then something to do with Facebook, could you talk about how many shares you have there, is it still 175,000 and you still have the other half of your holdings?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Okay. Jeff, I am going to turn over to Dave Crowder who was on previous calls, who's a partner with GSV Asset management. Dave?

Dave Crowder - GSV Capital Corp. - EVP

Yes, on Chegg as I think most people know there was a two for three reverse split completed in connection and anticipation of the IPO. So the numbers as reflected in our release today are correct in terms of the post-split amount — post-split number of shares, against the cost of $14 million, obviously that hasn't changed. So we have a common stock 850,000 shares approximately and a Series F preferred stock bringing to 33,000 shares.

Jeff Houston - Barrington Research - Analyst

And then on the Facebook, I think you had 350,000 originally and I believe you sold off half, is that right?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

We did. As we said before, philosophically we know that people can buy public stocks on their own. And what we provide is unique access to leading private companies in the world. So we had a game plan that when Facebook — but we didn't want to sell Facebook when it was kind of going through a soft, we thought that was from a perspective we didn't think why as to sell Facebook while it's on its back.

So when recoveries effectively got back to our cost, what we decided to do was sell the half the position and that we have kept 875,000 and let it ride because we still think the momentum with Facebook is tremendous and we think we can profit from that in the short term.

Jeff Houston - Barrington Research - Analyst

And then shifting gears a bit, I think I saw some news that one of your portfolio companies was acquired, Kno. I was just curious about how — I think your cost was about $10 million and just trying to figure out how that translate into and you have to end up making money on that or breaking even or maybe coming at a bit of a loss?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

No, it was a position that we held — frankly it ends up being a sales to Intel at a disappointing financial result for us. It's a longer story of what happened, I think potentially for no, is enormous effectively they were going down on a path that would result in a very good outcome for us.

But that fell apart, basically their best option with the capital they needed was to be acquired by Intel which Intel Capital was an investor, Intel Corp was a strategic partner. And so that results in a negative outcome for us which we are disappointed by but that's part of the dynamics of the high growth disruptive businesses.

Operator

(Operator Instructions). Our next question comes from the line of Ed Woo with Ascendiant Capital.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

Edward Woo - Ascendiant Capital - Analyst

I had a couple of questions. First is just the overall view of what the market is for IPO and particularly post-Twitter, if there is changes. And the second question I have is how many companies other than Chegg is in the process of going through IPO process?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Well, we made a point on the last quarterly call that was the most healthiest IPO market that we have seen in a number of years and arguably since 2000. And that's continued by and large. You have seen — yet having said that, when you look at the activity which is up nearly 50% year over year and the pricing in the aftermarket performance has all been very good. You still have a third the level of activity that you were during the average

— during the 1990s.

And so when you have a Twitter which obviously had about a different and positive result of going public as it did high profile lot of people focused on it, all that should do is continue the view that we are in a very favorable environment to go public.

And so you've got a lot of pent-up demand from a lot of these companies that have been waiting for wind to be blowing out a little bit, and clearly the wind is blowing out. And so we'd expect that trend to continue until it doesn’t — markets do typically as they get carried to extremes. And so we are still — the pendulum is still swinging in a favorable way.

I also — I do think, this is my sense, this isn't based on anything that's kind of statistically relevant today, but just my observation talking to a lot of growth portfolio managers, I just think there is a little bit of fatigue.

And so I think it will actually be healthy if the activity slowed down just a bit as people kind of catch up with the new issues that are now in the portfolio of the new companies that they are seeing. But right now we are certainly in — we're in a good environment. So as it relates to our portfolio, I think as most people are aware with the Jobs Act companies have been able to do what's called quiet filing.

And so we are not necessarily going to be aware of every company in our portfolio that might be pursuing to — looking to do an IPO but we do know from the companies — we do know that we have several companies for sure that are gearing up to be going public and we invest in what we view we believe are premier fastest growing private companies. And so it's likely that you are going to see number of those come out here in the upcoming months.

Operator

Thank you. Our next question comes from the line of Jon Hickman of Ladenburg.

Jon Hickman - Ladenburg Thalmann - Analyst

Can you elaborate a little bit on the Chegg acquisition? What are the preferred shares, is there a conversion into common? Can you help us understand exactly that part of the position?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Before I turn over to Dave, just to give a little bit of perspective, Chegg like many of the investments we make isn't comprised of just one isolated investment, it's actually series of investments we made including into a private placement they did, which was preferred. But Dave, why don't you give the more detail?

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

Dave Crowder - GSV Capital Corp. - EVP

Sure. Most of our position about $10 million is common stock and that obviously doesn't convert, that is what it is. The Series F preferred we bought in their most — in their last private round before going public over a year ago, we bought about $4 million worth.

The overall position with the preferred shares we purchased at about on a post-split adjusted basis $12 per share, the IPO range is $9.50 to $11.50. And the common shares we bought at almost exactly the same price, a slight discount for that, a little under $12 per share.

There is on the Series F as well as on the D and E rounds in their conversion, there is ratchet, and that the IPO was priced at less $12 per share we will receive slightly more shares to basically offset the fact that IPO has priced below our basis.

The Series D and E shares which we do not own have a ratchet to fix in, at anything under $26 per share in the IPO process, very likely that there will be some ratchet there. As Michael mentioned, we expect the price later this week and we understand there is a lot of interest in the offering.

Jon Hickman - Ladenburg Thalmann - Analyst

Follow-up question. I don't want to down negative here but can you put some kind of parameters around the disappointment in Kno?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

No, and listen, it's not negative at all. It's a reality of what we are doing which is going to — average business. We were very bullish and frankly, we are still bullish on the opportunity in the digitizing the textbook world. And Kno, what it frankly happened there is the market didn't evolve as fast as I think we and others had hoped.

I mean this was a significant investment by Andressen Horowitz at $40 million, Goldman Sachs, Intel, were all optimistic as we were and what happened — and this was literally six months ago, we were expecting to see Kno do a major strategic play, and that fell apart.

And when that fell apart, it basically put them in a position that they had to go find suitor and Intel was the best suitor for that. So we are very disappointed that outcome which we thought had tremendous potential for our investment didn't result in a negative outcome.

And again that's why it's important when you look at the fact that we are investor in over 40 companies, we have to spread our bet, and what we typically are doing is we are adding in the positions that are working we continue to add to, and then we monitor the other.

So we are certainly disappointed but it goes with the territory and what this is going to be, it's going to be batting average business and we are focused on continuing to increase our probability of hitting for good average and have an occasional homerun.

Jon Hickman - Ladenburg Thalmann - Analyst

So did you lose 20%, 30%, 40%?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

It's in the release, we —

Steve Bard - GSV Capital Corp. - CFO

Yes, this is Steve Bard. We wrote Kno down 80% approximately as of September 30; we are holding our entire Kno position at 2.175 million.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

Operator

Our next question is from the line of Mark Tannen with Beacon Investment Solutions.

Mark Tannen - Beacon Investment Solutions - Analyst

Just kind of curious and I look at your balance sheet as of September 30, I am trying to figure out where you're going to continue to invest or find these other companies. It is one of those situations where it's a homerun or it's not. I am not a 100% sure if that means with the $28 million— I think you have put it $28 million, is that correct as of September 30?

Steve Bard - GSV Capital Corp. - CFO

Yes, there is $28 million in pure cash. I should point out that, that's strictly cash. We also have — we have money market investments as well which are an additional $28 million and we've got about $11 million in escrow for prepayment of six interest payments on our convertible note.

Mark Tannen - Beacon Investment Solutions - Analyst

So are you going to have enough money to continue buying other investments, or are you planning to raise additional capital again?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

So as we look at the combinations today, we definitely have appropriate liquidity to continue to invest in companies that we have as priorities and what you see us do, I think we gave the example of what we did to Twitter. We made our initial investment, we made 17 total investments to make up our $33 million position in Twitter.

So I think as you look at our top holdings, what you can expect to see what part of our liquidity is to continue to build positions in the companies that are demonstrating the best fundamentals of where we can those shares at a good price and we will continue to do that. We will also be looking at other companies that are in our portfolio today, that we love to have in our portfolio today.

In addition to that, we do have public securities that we can — either are tradable today or will be tradable here over the next — Twitter now will be six months from now, just under six months, that will be available to monetize if we think that's the right decision and a bunch of others.

So we have a good liquidity to pursue our strategy. As it relates to additional capital beyond that, frankly that's a function of both — if there were opportunities that were so compelling that we thought that was of interest and we could raise capital at favorable terms that we thought were highly accretive to our shareholders that will be something we'd consider. But today it's not something that we see compelling reason to do.

Operator

Thank you. Our next question is from the line of [John Silverman] of Financial West Group.

John Silverman - Financial West Group - Analyst

Gentleman, you just answered my question. I was curious about your lockup on Twitter, I believe you mentioned six months. Is that generally the lockup in regards to all of your positions, if and when they do IPO?

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

It's just generally what it is lockup, six months. We do occasionally get asked if we have an interest in — if there is some type of selling shareholder component of an IPO, that has been presented to us we've never done it. But we depend on the situation but you are always speaking of six month lock-up.

John Silverman - Financial West Group - Analyst

Are you able to self-cause hedge your position at all in that six months, or can you not sell it in any derivative form whatsoever?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

We can't write calls.

Operator

Our next question is from the line of John Conway with Conway Asset Management.

John Conway - Conway Asset Management - Analyst

Michael, would you comment on the delay in your earnings call, it really knocked us up, knocked the stock down pretty hard?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Yes, and we are very sorry that we had to do that. Frankly what occurred was in conjunction with the convertible debt offering we did, there was what I'd call very esoteric type of accounting issues that really — as it relates to materiality with the business were not something — we cover them, but we had to get a right and because of like I said very unusual way that — to think about this and go through it, that had to be agreement.

It actually was reflected because we weren’t able to do that on Thursday, but we had to push it to Monday which we were sure we had to do — again I recognize have been an investment business for 30 years almost, that the way people see that is that something is going on — we certainly understand that and it was one of these things or it was not — it wasn't frankly a big deal but we still nonetheless couldn't have a call until we had completed, but now just because it wasn't a simple answer we had to make sure we have done completely in agreement.

So that wasn't helpful and we will do everything in our power but that isn't something you'll ever see from us again.

Operator

Our next question comes from the line of Raymond Patel, private investor.

Raymond Patel - - Private Investor

Mr. Conway just asked a question that’s also my concern. However I would ask one more note to that — reassuring there is no news coming out, no discussion, the market is the ultimate suffering device we have here. My question is we did not benefit from either Twitter or Control4 in any meaningful way in this quarter, can we get a comment on that part?

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Sure. There is a lot of things ultimately impacts that make us — or stock that moves up and down and what we are focused on — what we are confidant about is that if we do a great job at identifying best in the portfolio of high growth, great names at reasonable prices, that will over time drive our stock price higher.

And I should say which we didn't talk much about that, overall our portfolio is doing extremely well. Average revenue growth year over year is nearly 90%. We are very excited about the positions that we have in the portfolio, which we think will create tremendous value but on a short term basis, it's hard to predict what's going to drive our stock up or what's going to drive it down.

But what we are highly confident of is that the fundamentals over time will be what move the stock, and we've got great fundamentals.

Operator

Our next question comes from the Joseph Garner with Emerald Advisers.

Joseph Garner - Emerald Advisers - Analyst

Question I have for you is your thoughts on reinvestment opportunities. I have seen lot of reports about how valuations have been rising on the private marketplace. And wondering if you find a bit more challenging in putting newer assets to work and in what markets are your teams looking for and if there are any teams that might be looking more attractive markets?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

As it relates to the difficulty of acquiring serious and the best companies, it's never easy. And I think again we are probing with the portfolio we've created but it's real hard to access these shares and to buy them at good price and so forth. And we work really hard at it and again I can tell you about the ones, in fact, we had a conversation about the one of the ones we tried to buy that but were unable to.

But generally speaking we don't see any real change in terms of our opportunities. In fact, they weigh our opportunities better just because the visibility of GSV Capital, you look at the portfolio of companies and I think our reputation is good. So people like us to be involved with on the margin that's actually helpful.

In terms of the portfolio construction, our process and we continue to define it and work on this but it's all about prioritizing or what we believe are the top fastest growing private companies in the world, and working our network to acquire those shares. The themes that we are focused on, Mark Flynn, who is here talk about the area that we're really excited about big data.

But education, technology is a great space for us, we see tremendous opportunities there, social, mobile, you see all the growth in mobile computing and mobile advertising, everything to do with mobile and again that's something that we are highly focused on. We continue to love software as a service. The marketplace is something that we have been an investor and that we are actually putting more of a theme around different marketplaces that you’ve seen develop.

But big data is something we are quite excited about. We made a relatively small investment in a company called Silicon Valley Data Sciences. I am going to ask Mark just to give a couple comments on what we are seeing in the big data space and some of the things that we are looking at.

Mark Flynn - GSV Capital Corp. - Director

We see the big data opportunity and we try and simplify it along these lines in the traditional world of information technology, IT is largely captured information in relational databases, so most of the systems that were built in the last 20 years have very standard and structured format.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

In the event of various feeds whether it’s from weblog, whether it’s text messaging, email, website activity et cetera. There is a huge growth in unstructured information, such that people view about 80% to 85% of the information today is not in a structured format that can be captured by traditional IT department in a relational database. So there has been an evolution for companies who really want to really three things.

I think one, they want to acquire the data and secondly, I think that they want to organize it in a way that they can, third, analyze it. And as a result of that really drive towards a competitive advantage in this business.

We think this is one of these phenomenal opportunities that's coming about in organizations of all size and their really interesting ways to participate in the sector. So we are excited about the big data market and we think it will hold some very promising investments for us.

Operator

Thank you. Our next question is a follow up from the line of Mark Tannen with Beacon Investment Solutions.

Mark Tannen - Beacon Investment Solutions - Analyst

I am trying to get a little grasp on I guess how you interpret shareholder value, or at least how do you try to distinguish — think the shareholder, consumer, those that don't understand your company that very well. I look at the financials, I see a lot of value going back to you guys. But how do you how the shareholder value back to the people who are investing into your company?

Distinguish what you feel or maybe to understanding of shareholder value, because I don't see it reflected and I agree I think with what Michael said, you have homerun, fixed and other ones you don't. But hopefully at the end of the day, like anything else, three out of 10, you are betting 300. I just don't see the value yet, yes you have some key ones, Twitter but maybe you can elaborate a little bit more so that I can get a better understanding?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

It's pretty straightforward how we look at creating shareholder value and it's in our number one, number two, number three priority and maybe number four and five as well. Ultimately what that's going to be reflected by as things we control and things we don't control. We don't control the stock price on a short term basis but we do believe the stock price over time will reflect the overall value that's created in the portfolio.

We are confident the strategy that we've systematically implemented will create great value over time. It's the formula that we have utilized, it's the formula that we focus on, and where the rubber meets the road is ultimately what the results are going to be with investments that we make over time. And again I think that's what we are focused on.

So there will be very tangible — there will be a very tangible scorecard that we will be looking at, and I think it's also important just to know that I think the scorecard really is going to be most relevant over a three to five year time period. And that's sort of the nature of the emerging growth investing and the kind of higher risk high reward type of opportunities that we are seeking out.

I think it's a fair question and I think it's important for our shareholders and potential shareholders to understand how we look at the value we create. But it's pretty straightforward. It's the economic value that we create with the portfolio which ultimately will result in the share price that rewards our investors. Thank you for your question.

Operator

Your final question is a follow up from the line of Jon Hickman with Ladenburg.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

Jon Hickman - Ladenburg Thalmann - Analyst

Mike, in your opinion or I mean I know that you can't make public announcements or anything. But looking over the portfolio, would you care to opine about which of the assets might be going public in the not too distant future?

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Jon, I think, that's a tough question to answer just because in some cases we have — we have direct knowledge and others — I think it wouldn't be fair to us to kind of make speculation in particular when we have decent information, that would be inappropriate. But what I will say is that if you look at many of our investments, particularly our larger investments, most could go public if they so choose.

In other words, there’s a kind of scale and value and so forth that if they felt like that wasn't their interest to go public now, they could and I think again as I referenced earlier, it's our full expectation that you will see companies that are in our portfolio coming out here over the next three, six, 12 months, unless the market changes.

So again we are focused on investing in the best companies and we think if that approach is done on a disciplined and rigorous way it's going to be — resulting in both IPOs and economic value for our shareholders. So thank you very much.

Jon Hickman - Ladenburg Thalmann - Analyst

And Steve, can I ask you an accounting question?

Steve Bard - GSV Capital Corp. - CFO

Sure. Go ahead, Jon.

Jon Hickman - Ladenburg Thalmann - Analyst

Okay. In total from the day that you guys started, if I am looking at your balance sheet right, you have a net realized loss of investments of $11 million. So before you can pay out gain or dividend to shareholders, we have to — you have to sell securities in excess to make up that loss and then to make gains, right?

Steve Bard - GSV Capital Corp. - CFO

That's right. There needs to be a net similar gain. That's an accurate statement, Jon.

Operator

Thank you. At this time I would like to turn the conference back to Mr. Moe for any closing remarks.

Michael Moe - GSV Capital Corp. - CEO, Chief Investment Officer

Again, we very much appreciate your interest in GSV Capital. We are optimistic about what we are doing, the portfolio that we have created, the reputation that we have and opportunities that we are going to have for our shareholders today and going forward.

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NOVEMBER 11, 2013 / 10:00PM, GSVC - Q3 2013 GSV Capital Corp Earnings Conference Call

So thank you for your support, thank you for your interest. We're certainly available for people that have follow up, but we look forward to communicating with you in the near future. Have a great rest of the afternoon. Thank you.

Operator

Thank you, sir. Ladies and gentlemen, if you would like to listen to a replay of today's conference, please dial 1-800-406-7325, or 303-590-3030 using the access code 4650042 followed by the # key. This does conclude GSV Capital third quarter 2013 earnings conference call. Thank you very much for your participation. You may now disconnect.

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